UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2025

ADT Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38352	47-4116383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 988-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Chief Operating Officer

On March 6, 2025, Donald Young, Executive Vice President and Chief Operating Officer of ADT Inc. (the “Company”), and the Company mutually agreed that Mr. Young would retire from his position as Executive Vice President and Chief Operating Officer, effective as of June 6, 2025 (the “Transition Date”). The Company has entered into a retirement and consulting agreement with Mr. Young (the “Transition Agreement”) pursuant to which Mr. Young will transition to a special advisor role on the Transition Date in order to assist with the transition of his roles and responsibilities. As compensation for serving as a special advisor, Mr. Young will be paid, on an hourly basis for time worked, at his base salary expressed as an hourly rate. Mr. Young will, subject to meeting certain conditions, (i) be eligible to receive his bonus award pursuant to the Company’s 2025 Annual Incentive Plan, prorated through the Transition Date and (ii) receive, on March 31, 2025, automatic vesting of all of his currently outstanding and unvested restricted shares of the Company’s common stock, par value $0.01 per share, received as consideration for the redemption of Mr. Young’s entire Class B interest in Prime Security Services TopCo Parent, L.P., the indirect parent of the Company and affiliate of Apollo Global Management, Inc., in connection with the Company’s initial public offering, and the vesting of which was previously subject to the Company’s achievement of certain performance objectives. In addition, since he is retirement eligible under the terms of the Company’s equity program, Mr. Young’s outstanding equity awards granted at least 12 months prior to the termination of Mr. Young’s special advisor role will continue to vest in accordance with their terms. Following the Transition Date, Mr. Young’s special advisor role may be terminated by either party on one weeks’ notice or immediately by the Company for cause. The Transition Agreement also provides that (i) the foregoing payments are conditioned on Mr. Young executing and not revoking a release of claims and continued compliance with any applicable restrictive covenants, (ii) any post-termination “tail period” under such covenants will not begin to run until Mr. Young’s special advisor role is terminated, and (iii) the applicable non-competition covenant shall be limited to a specific list of entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT Inc.

Date:	March 11, 2025	By:	/s/ Noah Allen
Noah Allen Vice President, Deputy General Counsel and Assistant Secretary